Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions in “Portfolio Holdings
Disclosure” and “Independent Registered Public Accounting Firm” in the Statement of
Additional Information in Post-Effective amendment No. 73 (Form N-1A, No. 33-59474)
which has been incorporated by reference in this Post-Effective Amendment No. 81 to the Registration Statement (Form N-1A, No. 33-59474).

/s/ Ernst & Young LLP

Chicago, Illinois
March 12, 2010